UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 7, 2005

GLOBAL MATRECHS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29204	58-2153309
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

90 Grove Street, Suite 201 Ridgefield, Connecticut	06877
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (203) 431-6665

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 7, 2005, we issued a promissory note in the original principal amount of $200,000 to Southridge Partners LP. The note matures on February 10, 2006 and accrues interest on the unpaid principal balance at a rate of 8% per year. In the event of a default, the annual interest rate will increase to 18% and Southridge may, at its option, demand immediate payment of all amounts due under the promissory note. Events of default under the terms of the promissory note include:

•	any default in the payment of principal or interest when due if not cured within five days;

•	Any assignment for the benefit of our creditors or commencement of dissolution proceedings;

•

any appointment, or any application for the appointment, of a trustee, liquidator or receiver for all or any substantial part of our property or business (unless, if such trustee, liquidator or receiver is appointed without our consent, he, she or it is discharged within 60 days thereafter);

•

any assumption of custody or control by a governmental agency or any court of competent jurisdiction at the instance of any governmental agency of all or a substantial portion of our properties or assets that is not dismissed within 60 days thereafter;

•

the entry or filing against us or our assets of any money judgment, writ or warrant of attachment, or similar process in excess of $150,000 that remains unpaid, unvacated, unbonded or unstayed for a period of 60 days; and

•

the institution of any voluntary or involuntary bankruptcy, reorganization, insolvency, liquidation or similar proceedings which, if instituted against us, are not dismissed within 60 days after such institution.

The discussion in this current report is only a summary and is qualified in its entirety by reference to the Promissory Note included as Exhibits 4.1 to this current report on Form 8-K, which is incorporated by reference in this Item.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

4.1	Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL MATRECHS, INC.

Date: December 13, 2005	By:	/s/ Michael Sheppard
Michael Sheppard
President, Chief Executive Officer, Chief Operating Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Number	Title

4.1	Promissory Note